UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2008

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Affinion Group, Inc. (“Affinion”) is participating in the Deutsche Bank Leveraged Finance Conference to be held on Wednesday, September 24, 2008 in Phoenix, Arizona. Thomas J. Rusin, President and Chief Executive Officer, North America, and Thomas A. Williams, Executive Vice President and Chief Financial Officer of Affinion, are scheduled to deliver a presentation. As part of such presentation, Affinion intends to disclose certain information pertaining to its strategy of increasing overall profitability and generating higher revenue from its members. Specifically, in Affinion’s membership business, net revenue per average member grew from $36.54 in 2002 to $77.04 in the second quarter of 2008 and average price per new member grew from $75.45 to $148.13 over the same period, for compound annual growth rates of 14.5% and 13.0%, respectively. In addition, Affinion has decreased the average commission rates in its membership business by approximately 27% over the same period. Due to the increase in average revenue and the decrease in average commission rates, Affinion has grown its average contribution margin (defined as revenue less commission) per member in its membership business from $25.21 in 2002 to $49.56 in 2006, $54.14 in 2007, and $59.52 in the second quarter of 2008, for a compound annual growth rate of 16.9%.

Affinion does not regularly report the preceding information, and does not expect to begin doing so after this presentation.

Note: The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: September 24, 2008	By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

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